UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

TOFLA MEGALINE INC.

(Exact name of registrant as specified in its charter)

NV	37-1911358
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Manzanillo 33. Local E, Col. Roma Norte

Mexico, Mexico, 06700

234 901 8927

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ( )

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. (X)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not applicable	None

Securities Act registration statement file number to which this form relates:

333-260430

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, par value US$0.001 per share*

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Ordinary Shares to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus contained in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2021 (File No. 333-260430) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus and supplements to the prospectus relating thereto filed subsequently under the Securities Act of 1933.

Item 2. Exhibits

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT NO.

3.1  Articles of Incorporation of the Registrant

3.2  Bylaws of the Registrant

5.1  Opinion of BrannellyLaw, PLLC

23.1  Consent of Mac Accounting Group, LLP

99.1. Form of Subscription Agreement

*	Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on October 22, 2021.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TOFLA MEGALINE INC.

Date: May 9, 2023

By /s/ RODOLFO GUERRERO ANGULO

  Chief Executive Officer/Director

 (Principle Executive Officer)